Exhibit 3

Exhibit 3

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the financing agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON OUR MEXICAN FRS FINANCIAL STATEMENTS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

4Q11 results highlights

January – December Fourth Quarter

l-t-l % l-t-l %

Millions of US dollars 2011 2010 % var 2011 2010 % var

var var

Net sales 15,139 14,069 8% 4% 3,706 3,492 6% 8%

Gross profit 4,317 3,943 9% 6% 1,019 893 14% 21%

Operating income 960 856 12% 14% 224 125 79% 143%

Operating EBITDA 2,332 2,314 1% (1%) 542 482 13% 22%

Free cash flow after 386 512 (25%) 374 248 51%

maintenance capex

Fifth consecutive quarter of year-over-year growth in net sales

Double-digit, year-over-year growth in operating EBITDA; operating EBITDA has reflected year-over-year growth in four out of the last five quarters

Net sales and operating EBITDA for the full year grew for the first time in four years

Infrastructure and housing were the main drivers of demand for our products

Consolidated volumes and prices

2011 vs. 2010 4Q11 vs. 4Q10 4Q11 vs. 3Q11

Volume (l-t-l1) 1% 3% (7%) Domestic gray Price (USD) 4% (1%) (3%) cement Price (l-t-l1) 2% 3% 1%

Volume (l-t-l1) 5% 2% (7%) Ready mix Price (USD) 7% 5% (2%) Price (l-t-l1) 3% 6% 2%

Volume (l-t-l1) 2% (0%) (10%) Aggregates Price (USD) 10% 7% (3%) Price (l-t-l1) 6% 9% 0%

Increase in domestic gray cement volumes in all our regions except for the Mediterranean

Consolidated ready-mix volumes showed year-over-year growth for the fifth consecutive quarter

Sequential price increases for cement and ready-mix in Mexico, Northern Europe and the South, Central America and the Caribbean regions; sequential prices for these products in the United States remained flat

Price increases during the year more than offset fuel and transportation cost increases in our ready-mix and aggregates businesses

1	Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations
4

4Q11 and 2011 achievements

Fifth consecutive quarter of year-over-year growth in net sales

Net sales and operating EBITDA for the full year grew for the first time in four years

Favorable volume dynamics in the U.S., Northern Europe and the South, Central America and the Caribbean regions

Have practically eliminated our refinancing risk until December 2013 while keeping our interests expense relatively stable

Received compensation for the nationalization of our Venezuelan assets

Met our December 2011 financial covenants; would have met these covenants even without proceeds from Venezuela

Continued success of our transformation process:

During the second half of the year we achieved a recurring improvement in our steady state EBITDA of US$150 million, of which US$90 million achieved during 4Q11

Sold US$225 million in assets during 2011

Achieved record 27% alternative fuel substitution rate during 4Q11, and 24% during the full year 2011

February 2012

Regional Highlights

Mexico

Millions of US dollars

2011 2010 % var l-t-l % var 4Q11 4Q10 % var l-t-l % var

Net Sales 3,474 3,435 1% (0%) 818 902 (9%) (0%)

Op. EBITDA 1,196 1,153 4% 2% 307 287 7% 18%

as % net sales 34.4% 33.6% 0.8pp 37.5% 31.8% 5.7pp

2011 vs. 4Q11 vs. 4Q11 vs. Volume 2010 4Q10 3Q11

Cement 1% 1% (1%)

Ready mix 6% (10%) (4%)

Aggregates (5%) (23%) (2%)

2011 vs. 4Q11 vs. 4Q11 vs. Price (LC) 2010 4Q10 3Q11

Cement 3% 4% 2%

Ready mix 6% 7% 3%

Aggregates 12% 10% (1%)

Despite lower-than-expected full-year volumes, operating EBITDA grew by 7% in this period

For the full year, infrastructure and the industrial-and-commercial sectors were the main drivers of consumption for our products

The informal residential sector continued to benefit from increased remittances and stable employment

7

United States

Millions of US dollars

2011 2010 % var l-t-l % var 4Q11 4Q10 % var l-t-l % var

Net Sales 2,521 2,491 1% (5%) 682 572 19% 13%

Op. EBITDA (100) (45) (124%) (94%) (20) (36) 45% 55%

as % net sales (4.0%) (1.8%) (2.2pp) (2.9%) (6.3%) 3.4pp

2011 vs. 4Q11 vs. 4Q11 vs. Volume 2010 4Q10 3Q11

Cement (2%) 5% (10%)

Ready mix 7% 50% 14%

Aggregates (9%) (0%) (10%)

2011 vs. 4Q11 vs. 4Q11 vs. Price (LC)1 2010 4Q10 3Q11

Cement (0%) 1% (0%)

Ready mix 3% 4% 0%

Aggregates 8% 6% (1%)

Quarterly volumes were positively affected by favorable weather conditions in most of the country and higher demand from the residential and industrial & commercial sectors

December was the fifth consecutive month of year-over-year growth in cement volumes

Pricing continued to exhibit stability in 4Q11 ?The residential sector grew in the second half of the year on back of an increase in multi-family activity

Northern Europe

Millions of US dollars

2011 2010 % var l-t-l % var 4Q11 4Q10 % var l-t-l % var

Net Sales 4,729 4,016 18% 12% 1,100 950 16% 17%

Op. EBITDA 416 271 54% 46% 83 48 71% 75% as %

net sales 8.8% 6.7% 2.1pp 7.5% 5.1% 2.4pp

2011 vs. 4Q11 vs. 4Q11 vs. 2010 4Q10 3Q11

Volume

Cement 13% 18% (19%)

Ready mix 13% 16% (10%)

Aggregates 8% 12% (13%)

1 2011 vs. 4Q11 vs. 4Q11 vs.

Price (LC)1

2010 4Q10 3Q11

Cement 1% 2% 2%

Ready mix 2% 1% 2%

Aggregates 3% 3% 2%

Regional growth continued during the quarter, reflecting favorable weather and business conditions

For the full year, the region exhibited double-digit growth in our three core products

The residential sector was the main driver of demand in Germany and France, while the infrastructure sector drove volumes in Poland

1 Volume-weighted, local-currency average prices

Mediterranean

Millions of US dollars

2011 2010 % var l-t-l % var 4Q11 4Q10 % var l-t-l % var

Net Sales 1,719 1,816 (5%) (7%) 385 446 (14%) (12%)

Op. EBITDA 439 533 (18%) (17%) 94 127 (26%) (24%)

as % net sales 25.5% 29.4% (3.9pp) 24.4% 28.5% (4.1pp)

2011 vs. 4Q11 vs. 4Q11 vs. Volume 2010 4Q10 3Q11

Cement (8%) (14%) (6%)

Ready mix (1%) (13%) (4%)

Aggregates (9%) (18%) (11%)

1 2011 vs. 4Q11 vs. 4Q11 vs.

Price (LC)1

2010 4Q10 3Q11

Cement (4%) (7%) (5%)

Ready mix 0% 3% 0%

Aggregates 5% 6% (1%)

In Spain, volumes of our products continued to be affected by low activity in the residential sector, as well as the adoption of austerity measures in infrastructure spending

In Egypt, cement volumes continued to be affected by political instability and the suspension of infrastructure projects

1 Volume-weighted, local-currency average prices

South/Central America and Caribbean

Millions of

2011 2010 % var l-t-l % var 4Q11 4Q10 % var l-t-l % var

US dollars

Net Sales 1,745 1,444 21% 20% 447 366 22% 24% Op. EBITDA 513 460 11% 10% 117 97 21% 33% as % net sales 29.4% 31.9% (2.5pp) 26.1% 26.5% (0.4pp)

2011 vs. 4Q11 vs. 4Q11 vs. Volume 2010 4Q10 3Q11

Cement 5% 5% (1%) Ready mix 15% 12% (8%) Aggregates 51% 87% 7%

1 2011 vs. 4Q11 vs. 4Q11 vs.

Price (LC)

2010 4Q10 3Q11

Cement 7% 13% 3% Ready mix 7% 12% 6% Aggregates 3% 18% 12%

Increased domestic gray cement consumption in most countries in the region

Favorable demand for building materials in Colombia driven by the residential sector supported by an increase in housing permits from middle and high income segments

Infrastructure activity in Panama continued to be strong, driven by projects such as the Panama Canal, the Panama City metro project, and several hydroelectric plants

1 Volume-weighted, local-currency average prices

Asia

Millions of

2011 2010 % var l-t-l % var 4Q11 4Q10 % var l-t-l % var

US dollars

Net Sales 505 515 (2%) (5%) 124 125 (0%) (0%) Op. EBITDA 81 123 (34%) (35%) 18 20 (8%) (7%) as % net sales 16.0% 23.8% (7.8pp) 14.6% 15.7% (1.1pp)

2011 vs. 4Q11 vs. 4Q11 vs. Volume 2010 4Q10 3Q11

Cement (2%) 10% (1%) Ready mix (8%) (24%) (3%) Aggregates (4%) (10%) 10%

1 2011 vs. 4Q11 vs. 4Q11 vs.

Price (LC)

2010 4Q10 3Q11

Cement (6%) (4%) (1%) Ready mix 7% 7% (1%) Aggregates 6% 7% (3%)

Increase in quarterly cement volumes driven by a positive performance mainly in the Philippines

Demand for building materials in the Philippines was positively affected by public spending, especially in the maintenance of roads and highways

1 Volume-weighted, local-currency average prices

February 2012

4Q11 Results

Operating EBITDA, cost of sales and SG&A

January – December Fourth Quarter

l-t-l l-t-l

Millions of US dollars 2011 2010 % var 2011 2010 % var

% var % var

Net sales 15,139 14,069 8% 4% 3,706 3,492 6% 8%

Operating EBITDA 2,332 2,314 1% (1%) 542 482 13% 22%

as % net sales 15.4% 16.4% (1.0pp) 14.6% 13.8% 0.8pp

Cost of sales 10,823 10,127 (7%) 2,687 2,599 (3%)

as % net sales 71.5% 72.0% (0.5pp) 72.5% 74.4% (1.9pp)

SG&A 3,356 3,087 (9%) 795 768 (4%)

as % net sales 22.2% 21.9% 0.2pp 21.4% 22.0% (0.5pp)

Higher operating EBITDA margin due to an improvement in our top line, a decrease in energy prices and our savings from cost reduction initiatives

Cost of sales plus SG&A, as a percentage of net sales, declined by 2.5 percentage points during the quarter versus the same quarter last year, reflecting the success of our transformation process

Free cash flow

January – December Fourth Quarter

Millions of US dollars 2011 2010 % var 2011 2010 % var

Operating EBITDA 2,332 2,314 1% 542 482 13%

Net Financial Expense 1,278 1,118 323 284

Maintenance Capex 336 424 166 248

Change in Working Cap (0) 52 (386) (420)

Taxes Paid 287 335 113 146

Other Cash Items (net) 45 (127) (47) (25)

Free Cash Flow after Maint.Capex 386 512 (25%) 374 248 51%

Strategic Capex 149 125 67 49

Free Cash Flow 237 387 (39%) 307 199 54%

Year-to-date investment in working capital as of 3Q11 was reversed during the fourth quarter

Other cash items during the quarter include sale of operating assets for US$130 million

Other income statement items

The Other Expenses line during the quarter includes the net effect of the compensation from Venezuela and asset sales which, offset impairments of fixed assets and severance payments

Foreign-exchange loss of US$42 million due mainly to the depreciation of the Euro versus the U.S. dollar

Gain on financial instruments for the quarter of US$71 million related mainly to CEMEX shares

February 2012

Debt information

Debt-related information

2011 financial accomplishments

Issued US$2.6 billion in senior secured notes, as well as US$1.7 billion in subordinated convertible notes

Received US$754 million as compensation for the nationalization of our Venezuela assets

Sold US$225 million in assets

Generated free cash flow after maintenance capex of US$386

We have now paid close to US$7.7 billion, or more than half, of the original balance outstanding under the Financing Agreement

At the end of 2011, we had US$1.16 billion in cash and cash equivalents, which includes close to US$300 in reserves for the payment Certificados Bursátiles

Consolidated Funded Debt reduction during 4Q11

Millions of US dollars

Consolidated Funded Debt as of September 30, 2011 16,278

- FX conversion effect (125)

- Prepayment to Financing Agreement (131)

- Incremental reserve for Certificados Bursátiles (224)

- Liability management initiatives (287)

- Other (45)

Consolidated Funded Debt as of December 31, 2011 15,466

Free cash flow, proceeds from asset sales and part of the compensation received from Venezuela were used to reduce debt during the quarter and increase reserves for payment of Certificados Bursátiles

Consolidated Funded Debt was reduced by more than US$800 million during the quarter, reaching a leverage ratio of 6.64x as of December 31, 2011

Even without the proceeds from the compensation of our Venezuela assets, we would have met our 7.0x leverage-ratio covenant for December 31, 2011

Consolidated debt maturity profile

Total debt excluding perpetual notes as of December 31, 2011

US$ 17,129 million

Millions of

US dollars

10,000

9,000

8,000

7,000

6,000

5,000

4,000

3,000

2,000

1,000

572

649

373

8,013 2,575 2,174 1,408 1,361

0 2

2012 2013 2014 2015 2016 2017 2018 2019 2020

Financing Agreement

Other bank / WC debt

Fixed Income

Certificados Bursátiles

Convertible Subordinated Notes

February 2012

Appendix

Additional information on debt and perpetual notes

Currency denomination Interest rate

Mexican peso 3%

Euro 19%

U.S. dollar 78%

Variable Fixed

44% 56%

Fourth Quarter Third Quarter

Millions of US dollars 2011 2010 % Var. 2011

Total debt1 17,129 16,409 4% 17,294

Short-term 2% 3% 2%

Long-term 98% 97% 98%

Perpetual notes 938 1,320 (29%) 1,161

Cash and cash equivalents 1,155 676 71% 736

Net debt plus perpetual notes 16,912 17,053 (1%) 17,719

Consolidated Funded Debt2 / EBITDA3 6.64 7.43 7.2

Interest Coverage3 1.88 1.95 1.87

1 Includes convertible securities and capital leases

2 Consolidated Funded Debt as of December 31, 2011 was US$15,466 million

3 Calculated in accordance with our contractual obligations under our Financing Agreement

2011 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates

2011 vs. 2010 2011 vs. 2010 2011 vs. 2010

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico 1% 5% 3% 6% 8% 6% (5%) 14% 12%

U.S. (2%) (0%) (0%) (6%)1 3% 3% (6%)1 8% 8%

Spain (19%) 7% 0% (21%) 5% (1%) (21%) 10% 3%

UK 6% 7% 2% 11% 7% 2% 4% 7% 3%

France N/A N/A N/A 12% 7% 1% 11% 10% 4%

Germany 14% 6% (1%) 13% 6% (0%) 12% 8% 1%

Poland 19% 9% 5% 33% 21% 18% 5% 25% 21%

Colombia 5% 13% 10% 29% 9% 6% 89% (4%) (7%)

Egypt (3%) (11%) (7%) (17%) (14%) (9%) (13%) (27%) (23%)

Philippines (5%) (3%) (8%) N/A N/A N/A N/A N/A N/A

1 On a like-to-like basis for the ongoing operations

4Q11 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates

4Q11 vs. 4Q10 4Q11 vs. 4Q10 4Q11 vs. 4Q10

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico 1% (5%) 4% (10%) (3%) 7% (23%) (0%) 10%

U.S. 5% 1% 1% 10%1 4% 4% (4%)1 6% 6%

Spain (40%) 5% 5% (48%) 8% 8% (35%) 2% 1%

UK 10% 3% 2% 8% 4% 4% 6% 5% 4%

France N/A N/A N/A 11% 2% 1% 13% 6% 6%

Germany 15% 1% 1% 27% (1%) (1%) 17% 2% 2%

Poland 30% (4%) 6% 34% 8% 19% 10% 2% 12%

Colombia 13% 20% 22% 35% 7% 9% 322% 6% 8%

Egypt (2%) (16%) (13%) (11%) (22%) (19%) 2% (27%) (25%)

Philippines 16% (6%) (7%) N/A N/A N/A N/A N/A N/A

Definitions

2011 / 2010: results for the twelve months of the years 2011 and 2010, respectively. Cement: When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement).

LC: Local currency.

Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: Investments completed with the purpose of ensuring the company’s operational continuity. These includes replacement capital expenditures, which are projects required to change obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating income plus depreciation and operating amortization. pp: percentage points.

Strategic capital expenditures: Investments completed with the purpose of increasing the company’s profitability. These includes growth capital expenditures, which are designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are designed to increase profitability by reducing costs.

Contact information

Investor Relations

In the United States

+1 877 7CX NYSE

In Mexico

+52 81 8888 4292

ir@cemex.com

Stock Information

NYSE (ADS): CX

Mexican Stock Exchange: CEMEXCPO

Ratio of CEMEXCPO to CX:10 to 1